UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 4, 2004
Date of Report (Date of earliest event reported)

Golden Telecom, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	0-27423 (Commission File Number)	51-0391303 (IRS Employer Identification No.)

Representation Office Golden TeleServices, Inc.
1 Kozhevnichesky Proezd
Moscow, Russia 115114
(Address of principal executive office)

(011-7-501) 797-9300
(Registrant’s telephone number, including area code)

TABLE OF CONTENTS

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURES
Investor Presentation

Item 5. Other Events.

     Golden Telecom, Inc.’s (“GTI” or the “Company”) designated representatives will participate in investor conferences between February 5, 2004 and February 9, 2004 in London, United Kingdom and New York, New York.

     Attached hereto as Exhibit 99.1 is GTI’s Investor Presentation.

     Certain statements contained in this presentation as described above or made during the meeting concerning management’s intentions, expectations or predictions are forward looking statements. Such statements include the Company’s expected growth and plans to expand operations. It is important to note that such statements involve risks and uncertainties, which may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, the ability to attract new customers and the ability to implement the Company’s growth strategy, political, economic and regulatory developments in Russia, Ukraine and Kazakhstan, and increasing competition that may limit growth opportunities. All forward looking statements are made as of January 31, 2004 and GTI disclaims any duty to update such statements. Additional information concerning the factors that could cause actual results to differ materially from those projected in the forward looking statements is contained in GTI’s annual report on Form 10-K for the year ended December 31, 2002, quarterly reports on Form 10-Q, and current reports on Form 8-K filed in 2003 and 2004 with the U.S. Securities and Exchange Commission (“SEC”) and other filings with the SEC made in 2003. Copies of these filings may be obtained by contacting GTI or the SEC.

Item 7. Exhibits.

(c) Exhibits

Designation	Description of Exhibit

99.1	Golden Telecom, Inc.’s Investor Presentation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDEN TELECOM, INC. (Registrant)

By: /s/ DAVID STEWART
Name: Title:	David Stewart Chief Financial Officer and Treasurer

Date: February 4, 2004